INVESTMENT ADVISORY AGREEMENT





          THIS  INVESTMENT  ADVISORY  AGREEMENT  ("Agreement"),  is  made  and entered  into this ____ day of ________, 1997 by and between Berkshire Capital

Investment  Trust,  a  Delaware  business  trust  (the  "Fund"), and Berkshire

Capital  Holdings,  Inc., a California corporation (the "Investment Adviser").





                             W I T N E S S E T H:





          WHEREAS,  the Fund, and open-end, non-diversified investment company registered  under  the Investment Company Act of 1940 (the "1940 Act"), wishes to  retain  the  Investment Adviser to provide investment advisory services to the Fund; and



          WHEREAS,  the Investment Adviser is willing to furnish such services on the terms and conditions hereinafter set forth;



          NOW,  THEREFORE,  in  consideration  of  the  promises  and  mutual covenants herein contained, it is agreed as follows:





1.        Employment  of  the Investment Adviser. The Fund hereby appoints the

Investment  Adviser to manage the investment and reinvestment of assets of the

Berkshire  Capital  Growth  &  Value  Fund and any other portfolio of the Fund which  may  be hereafter designated as a separate series for the period and on the  terms  set  forth  in this Agreement. The Investment Adviser accepts such appointment  and  agrees  to  render  the  services  herein set forth, for the compensation herein provided.



2.        Obligations  of  the  Fund.  The  Fund shall at all times inform the

Investment Adviser as to the securities owned by it, the funds available or to become  available  for  investment by it, and generally as to the condition of its affairs. It shall furnish the Investment Adviser with such other documents and  information with regard to its affairs as the Investment Adviser may from time to time reasonably request.



3.        Obligations  of the Investment Adviser. Subject to the direction and control  of  the  Fund's  Board  of  Trustees,  the  Investment  Adviser shall regularly  provide  the  Fund with investment research, advice, management and supervision  and  shall furnish a continuous investment program for the Fund's portfolio  of  securities  consistent  with  the  Fund's investment objective,

policies,  and  limitations  as  stated  in  the Fund's current Prospectus and

Statement  of  Additional  Information. The Investment Adviser shall determine from  time  to time what securities will be purchased, retained or sold by the

Fund,  and  shall  implement those decisions, all subject to the provisions of the  Fund's  Declaration  of  Trust,  the  1940  Act, the applicable rules and regulations  of  the  Securities and Exchange Commission, and other applicable federal  and  state  laws, as well as the investment objectives, policies, and limitations  of  the  Fund.  In  placing  orders for the Fund with brokers and dealers  with  respect to the execution of the Fund's securities transactions,

the  Investment Adviser shall attempt to obtain the best net results. In doing so,  the  Investment Adviser may consider such factors which it deems relevant to  the  Fund's best interest, such as price, the size of the transaction, the nature  of  the  market  for  the  security, the amount of the commission, the timing  of the transaction, the reputation, experience and financial stability of  the  broker-dealer  involved  and  the  quality of service rendered by the broker-dealer in other



                                     -5A-
transactions. The Investment Adviser shall have the discretionary authority to utilize certain broker-dealers even though it may result in the payment by the

Fund  of  an  amount  of  commission for effecting a securities transaction in excess  of  the  amount of commission another broker-dealer would have charged for  effecting  that  transaction,  providing,  however,  that  the Investment

Adviser  had  determined  that  such  amount  of  commission was reasonable in relation  to  the value of the brokerage and research services provided by the broker-dealer  effecting  the  transaction.  In  no  instance  will  portfolio securities  be  purchased  from  or  sold  to  the  Investment  Adviser or any affiliated  person thereof except in accordance with the rules and regulations promulgated  by  the  Securities  and Exchange Commission pursuant to the 1940

Act. The Investment Adviser shall also provide advice and recommendations with respect  to  other  aspects  of the business and affairs of the Fund and shall perform  such other functions of management and supervision as may be directed by  the  Board  of  Trustees  of the Fund, provided that in no event shall the

Investment  Adviser  be  responsible  for  any  expense  occasioned  by   the

performance of such functions.



4.        Expenses  of the Fund. The Investment Adviser is responsible for (i)

the compensation of any of the Fund's trustees, officers and employees who are interested  persons  of  the  Investment  Adviser,  (ii)  compensation  of the

Investment  Adviser's  personnel  and  other  expenses  in connection with the provisions  of  portfolio  management services under this Agreement, and (iii)

expenses  of  printing  and  distributing  the Fund's prospectus and sales and

advertising   materials  to   prospective  clients.   Other  than  as   herein

specifically  indicated,  the  Investment Adviser shall not be responsible for the  Funds  expenses.  Specifically,  the  Investment  Adviser  will  not  be responsible,  except to the extent of the reasonable compensation of employees of  the  Fund  whose services may be used by the Investment Adviser hereunder,

for  any  of the following expenses of the Fund, which expenses shall be borne by  Fund:  legal and audit expenses, organizational expenses; interest; taxes;

governmental  fees;  industry  association fees; the cost (including brokerage commissions  or  charges,  if any) of securities purchased or sold by the Fund and  any  losses incurred in connection herewith; fees, if any, of custodians,

transfer  agents,  registrars  or other agents; distribution fees; expenses of

preparing   share  certificates;  expenses  relating  to  the  redemption   or

repurchase  of  the Fund's shares; fees and expenses of registering the Fund's shares  under  the  federal securities laws and of qualifying its shares under applicable  state  Blue  Sky  laws, including expenses attendant upon renewing such  registrations  and  qualifications;  expenses  of  preparing, setting in print,  printing  and  distributing  prospectuses,  proxy statements, reports,

notices,  and  dividends  to  fund  shareholders; cost of stationary; costs of shareholders  and other meetings of the Fund; compensation and expenses of the independent  trustees  of the Fund; fidelity bond and other insurance covering the Fund and its officers and trustees.



5.        Limitations on Salaries. No trustee, officer or employee of the Fund shall  receive from the Fund any salary or other compensation as such trustee,

officer or employee while he is at the same time director, officer or employee of the Investment Adviser or any affiliated company of the Investment Adviser.

This  paragraph  shall  not  apply  to  trustees, executive committee members,

consultants  and  other  persons who are not regular members of the Investment

Adviser's or any affiliated company's staff.



6.        Compensation.  As  compensation  for  the  services performed by the

Investment  Adviser, the Fund shall pay the Investment Adviser, as promptly as possible  after  the  last day of each month, a fee, accrued each calendar day

(including  weekends  and holidays) at a rate of 1% per annum of the daily net assets  of  the  Fund.  The  Investment  Adviser  shall reduce such fee or, if necessary,  make  payments  to  the Fund to the extent required to satisfy any limitations with respect thereto imposed by the securities laws or regulations thereunder of any state in which the Fund's shares are qualified for sale. The daily  net assets of the Funds shall be computed as of the time of the regular close of business of the New York Stock Exchange, or such other time as may be determined  by  the  Board of Trustees of the Fund. Any of such payments as to which  the  Investment Adviser may so request shall be accompanied by a report of  the Fund prepared either by the Fund or by a reputable firm of independent accountants  which  shall  show  the amount properly payable to the Investment

Adviser under this Agreement and detailed computation thereof.

7.        Limitation  of  Liability.   The   Investment   Adviser  assumes  no

responsibility  under  this Agreement other than to render the services called for  hereunder  in  good faith, and shall not be responsible for any action of the  Board of Trustees of the Fund in the following or declining to follow any advice  or  recommendation of the Investment Adviser; provided that nothing in this  Agreement  shall protect the Investment Adviser against any liability to the  Fund or its stockholders to which it would otherwise be subject by reason of  willful  misfeasance,  bad faith or gross negligence in the performance of its  duties  or  by  reason  of  its reckless disregard of its obligations and duties hereunder.



8.        Independent  Contractor.   The   Investment   Adviser  shall  be  an

independent contractor and shall have no authority to act for or represent the

Fund  in  its  investment commitments unless otherwise provided. No agreement,

bid,  offer,  commitment,  contract  or  other  engagement entered into by the

Investment  Adviser  whether  on  behalf  of the Investment Adviser or whether purporting  to  have  been entered unto on behalf of the Fund shall be binding upon  the  Fund,  and all acts authorized to be done by the Investment Adviser under  this Agreement shall be done by it as an independent contractor and not as an agent.



9.        Activities  of  the  Investment  Adviser.  Nothing in this Agreement shall limit or restrict the right of any director, officer, or employee of the

Investment  Adviser  who  may  also  be a trustee, officer, or employee of the

Fund,  to  engage in any other business or to devote his time and attention in part  to  the  management or other aspects of any other business, whether of a similar nature or dissimilar nature, nor to limit or restrict the right of the

Investment  Adviser  to  engage in any other business or to render services of any  kind,  including  investment advisory services, to any other corporation,

firm, individual or association.



10.       Definitions.  As  used  in  this  Agreement, the terms "assignment,"

"interested person," and "majority of the outstanding voting securities" shall have  meanings  given to them by Section 2(a) of the 1940 Act, subject to such exemptions  as may be granted by the Securities and Exchange Commission by any rule, regulation or order.



11.       Termination.  This  Agreement  shall  terminate automatically in the event  of its assignment by the Investment Adviser and shall not be assignable by the Fund without consent of the Investment Adviser. This Agreement may also be  terminated  at any time, without payment of penalty, by the Fund or by the

Investment  Adviser  on sixty (60) days' written notice addressed to the other party  at  its  principal  place  of  business.  Upon  the termination of this agreement,  the  obligations  of  all  the  parties  hereunder shall cease and terminate  as  of  the  date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such termination and except  or the obligation of the Fund to pay to the Investment Adviser the fee

provided  in  Paragraph  6  hereof,  prorated  to  the  date  of  termination.



12.       Term. This Agreement shall become effective on the effective date of the  first  public  offering of the Fund's shares and shall continue in effect for  one  year  and  from year to year thereafter only so long as specifically approved  annually  by  (i)  the Fund's Board of Trustees and by a vote of the holders  of  a  majority  of the outstanding voting securities of the Fund, or

(ii)  a  majority  of  the  Trustees  who  are not parties to the Agreement or

"interested  persons" (as defined in the Act) of any such party cast in person at a meeting called for the purpose of voting on such approval.



13.       Amendments.  No  provision of this Agreement may be changed, waived,

discharged  or  terminated orally, but only by an instrument in writing signed by  the  party  against  which enforcement of the change, waiver, discharge or termination  is  sought,  and no material amendment of this agreement shall be effective  until  approved  by vote of the holders of a majority of the Fund's outstanding voting securities.

14.       Severability.  If  any  provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this  Agreement shall not be affected thereby. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.





          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be  executed and sealed by their officers thereunto duly authorized on the day and year first above written.







    ATTEST:                                 BERKSHIRE CAPITAL INVESTMENT TRUST







    By:  /s/ Ronald G. Seger                By:./s/ Malcolm R. Fobes III
         ____________________________          ._____________________________
         Ronald G. Seger                        Malcolm R. Fobes III, Trustee









    ATTEST:                                 BERKSHIRE CAPITAL HOLDINGS, INC.







    By:  /s/ Ronald G. Seger                By:./s/ Malcolm R. Fobes III
         ____________________________          ._____________________________
         Ronald G. Seger                        Malcolm R. Fobes III, Chairman